SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.02(b). DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 27, 2005, Charles M. Lillis informed Charter Communications, Inc. (the "Company") of his intention to resign from its Board of Directors. Mr. Lillis recently announced his election as a director of Medco Health Solutions, Inc. Mr. Lillis is also Managing Partner of Lone Tree Capital, a private equity partnership focused on investment opportunities in the technology and communications sector. He has been a Director of the Company since October 2003 and is a member of several committees of the Company's Board, including the Audit Committee. The date for Mr. Lillis' departure has not yet been determined but is expected to occur within the next sixty days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: February 2, 2005

By: /s/ Patricia M. Carroll
Name: Patricia M. Carroll
Title: Vice President and
Senior Counsel